                                                                    EXHIBIT 2.02



===============================================================================





                         REGISTRATION RIGHTS AGREEMENT

                           Dated as of April 16, 1997

                                 by and between

                          FRUEHAUF TRAILER CORPORATION

                                      AND

                          WABASH NATIONAL CORPORATION





===============================================================================

                               TABLE OF CONTENTS


                                                                                              Page
                                                                                              ----
SECTION 1. DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
SECTION 2. HOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
SECTION 3. SHELF REGISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    (a) Shelf Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    (b) Provisions by Holders of Certain Information in
          Connection with the Shelf Registration Statement. . . . . . . . . . . . . . . . . .  4
SECTION 4. REGISTRATION DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
SECTION 5. REGISTRATION PROCEDURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    (a) Shelf Registration Statement.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    (b) General Provisions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    (c) Restrictions on Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
SECTION 6. REGISTRATION EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
SECTION 7. INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
SECTION 8. RULES 144 AND 144A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
SECTION 9. UNDERWRITTEN REGISTRATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 10. SELECTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 11. REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 12. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    (a) No Waivers: Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    (b) No Inconsistent Agreements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    (c) Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    (d) Notices:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    (e) Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    (f) Counterparts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    (g) Headings.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    (h) Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    (i) Severability.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    (j) Survival.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

                         REGISTRATION RIGHTS AGREEMENT



         This Registration Rights Agreement (this "Agreement") is made and entered into as of April 16, 1997 between Fruehauf Trailer Corporation, a Delaware corporation (the "Holder") and Wabash National Corporation, a Delaware Corporation (the "Company").

         This Agreement is made pursuant to the Purchase Agreement, dated March 13, 1997 (as amended, supplemented, restated or otherwise modified from time to time the "Purchase Agreement"), by and between the Holder and the Company. In order to induce the Holder to enter into the Purchase Agreement and consummate the transactions contemplated thereby, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Holder under the Purchase Agreement.

         The parties hereby agree as follows:


SECTION 1. DEFINITIONS

                 As used in this Agreement, the following terms shall have the following meanings:

                 Act:  The Securities Act of 1933, as amended.

                 Business Day:  Any day other than (a) a Saturday or Sunday,
(b) any day on which banking institutions located in the City of New York, New York are required or authorized by law or by local proclamation to close, (c) a day on which the New York Stock Exchange is closed or (d) any federal holiday.

                 Certificate of Designations: The Certificate of Designations of Rights and Preferences governing the Preferred Stock.

                 Closing Date:  The date hereof.

                 Commission:  The Securities and Exchange Commission.

                 Common Stock: The Company's common stock, par value $.01 per share.

                 Convertible Subordinated Debentures: The Company's 6% Convertible Subordinated Debentures due April 15, 2007 issuable in exchange for shares of Preferred Stock.

                 Effectiveness Target Date: The 90th day following the Closing Date.

                 Exchange Act: The Securities Exchange Act of 1934, as amended.

                 Holder:  As defined in Section 2 hereof.

                 Holder's Counsel:  As defined in Section 5(b)(iii) hereof.

                 Indemnified Holder:  As defined in Section 7(a) hereof.

                 Indenture: The Indenture between the Company and the initial Trustee thereunder, pursuant to which the Convertible Subordinated Debentures are to be issued, as such Indenture may be amended, supplemented, restated or otherwise modified from time to time.

                 Initial Holder:  means Fruehauf Trailer Corporation.

                 Initial Sale: means the first "sale" (within the meaning of Section 2(3) of the Act) of each of the Securities by the Initial Holder.

                 NASD:  National Association of Securities Dealers, Inc.

                 NASDAQ:  As defined in Section 5(b)(xiv) hereof.

                 NYSE:  New York Stock Exchange.

                 Person: An individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                 Preferred Stock: The Company's Series B 6% Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share.

                 Prospectus: The prospectus included in a Registration by the Commission Statement at the time such Registration Statement is declared effective by the Commission, as amended or supplemented by any prospectus supplement and by all amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                 Registration Statement: means (i) the registration statement of the Company relating to the registration for resale by the Initial Holder (or its pledgee in foreclosure) of Transfer Restricted Securities in connection with the Initial Sale and (ii) the registration statement of the Company relating to the registration for resale by Special Holder(s) of Transfer Restricted Securities, in each case (A) which is filed with the Commission pursuant to the provisions of this Agreement and (B) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                 Securities: (i) The Common Stock acquired under the Purchase Agreement, (ii) the Preferred Stock acquired under the Purchase Agreement,
(iii) the Convertible Subordinated Debentures into which the Preferred Stock is exchangeable, (iv) the Common Stock into which the Preferred Stock is convertible, (v) the Common Stock into which the Convertible Subordinated Debentures is convertible, and (vi) any Security distributed to a Holder in respect of any of the foregoing.

                 Shelf Registration Date: The date upon which the Shelf Registration Statement is declared effective by the Commission.

                 Shelf Registration Statement: As defined in Section 3(a) hereof.

                 Special Holder: means any Holder who (i) acquires the Securities from the Initial Holder pursuant to an Initial Sale and (ii) duly notifies the Company in a written notice delivered within 20 days of such Holder's initial acquisition of the Securites to the effect that such Holder may be deemed to be an underwriter in connection with a resale thereof within the meaning of Section 2(11) of the Act by reason of Rule 145(c) promulgated under the Act.

                 TIA: The Trust Indenture Act of 1939 as in effect on the date of the Indenture.

                 Transfer Restricted Securities: Each Security, until the earliest to occur of (a) the date on which the transfer of such Security has been effectively registered under the Act and transferred by the Initial Holder in accordance with the Shelf Registration Statement to a Person other than a Special Holder, (b) the date on which the transfer of such Security has been effectively registered under the Act and transferred by a Special Holder in accordance with the Shelf Registration Statement described in clause (ii) of the definition of "Registration Statement", (c) the date on which such security is transferable pursuant to Rule 144(k) under the Act, (d) the date which such security has been sold pursuant to Rule 144 or (e) the date of receipt of a "no action letter" from the Commission or an opinion of securities counsel to the Company in form and substance reasonably satisfactory to the Holder thereof to the effect that the registration of the transfer of such security is not required under the Act by reason of the exemption provided in
Section 4(1) of the Act

                 Trustee: The Trustee under the Indenture, and its successors and assigns.

                 Underwriters:  As defined in Section 10 hereof.

                 Underwritten:  As defined in Section 10 hereof.

                 Value: (i) With respect to the Preferred Stock, the Stated Value per share thereof; (ii) with respect to the Convertible Subordinated Debentures, the principal amount thereof; or (iii) with respect to the Common Stock, the market value thereof.


SECTION 2.       HOLDERS

                 A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities. "Holder" shall include a pledgee who has taken a security interest in Transfer Restricted Securities as collateral (whether before or after foreclosure) and "selling" (and any derivations thereof) shall include the pledgee's exercise of its rights to effect a sale of such Securities. The initial Holder shall be Fruehauf Trailer Corporation. The parties agree that the form of Indenture attached as Exhibit A is the Indenture (as such term is defined in paragraph 8B of the Certificate of Designation) on file with the Secretary of the Company on the Closing Date.


SECTION 3.       SHELF REGISTRATION

         (a)     SHELF REGISTRATION

                 The Company shall (x) cause to be filed as soon as practicable but in no event later than 30 days after the Closing Date a Registration Statement or Registation Statements pursuant to Rule 415 under the Act, (each a "Shelf Registration Statement"), relating to the Initial Sale of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 3(b) hereof, (y) cause to be filed as soon as practicable after the acquisition of Transfer Restricted Securities by one or more Special Holders a Shelf Registration Statement relating to the resale of all Transfer Restricted Securities by Special Holders who have provided the information required pursuant to Section 3(b) hereof and shall (z) use its best efforts to cause such Shelf Registration Statement to become effective as soon as practicable after the date of filing. The Company shall use its best efforts to keep the Shelf Registration Statement discussed in this
Section 3(a) continuously effective, supplemented and amended as required by (and subject to the limitations of) the provisions of Sections 5(a) and (b) hereof to the extent necessary to ensure that it is available for sales of any Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 3(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the date on which such Shelf Registration Statement first becomes effective under the Act or such shorter period that will terminate when either all Securities covered by such Registration Statement are no longer Transfer Restricted Securities. Notwithstanding the foregoing, the Company may terminate a Shelf Registration Statement so long as it has had declared effective an alternate shelf registration statement on Form S-3 (or any other available short-form registration statement) providing for the resale of the then-Transfer Restricted Securities and that provides the Holders of such Transfer Restricted Securities the same benefits as the original Shelf Registration Statement. Any such alternate shelf registration statement shall thereupon be substituted as, and shall for all purposes be, the Shelf Registration Statement.


         (b) PROVISIONS BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT.

                 No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a written request by the Company therefor (except that no such notice or 20 day period shall be applicable to the initial Shelf Registration Statement), (i) the information specified in Item 507 of Regulation S-K under the Act, (ii) if such Holder's plan of distribution includes any manner of offer or sale other than ordinary course sales in the public markets through brokers at ordinary rates of commission, such information as is required by Item 508 of Regulation S-K, or
(iii) otherwise required by the Act or the Commission, for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 4.       REGISTRATION DEFAULT

                 If the Shelf Registration Statement has not become effective on or prior to the Effectiveness Target Date due to any reason other than the negligence or misconduct of any Holder or the failure by any Holder to perform its obligations hereunder, the dividend rate on the Preferred Stock shall increase to 10% of the Stated Value Per Share per annum as provided in the Certificate of Designations and the interest rate on the Convertible Subordinated Debentures shall increase as provided in the Indenture, until the Shelf Registration Date; provided, however, that if the Commission refuses to declare the Shelf Registration Statement filed with the Commission in connection with the Initial Sale effective due to the inability of the Initial Holder to provide audited financial statements, then the interest rate increase described in this Section shall not be applicable unless and until 30 days following the receipt by the Company of either (i) all such required audited financial statements of the Initial Holder in form and substance acceptable to the Commission, or (ii) an effective waiver by the Commission of the requirement to provide such audited financial statements in order to declare effective the Shelf Registration Statement filed in connection with the Initial Sale. The Company shall use its best efforts to cause the Commission to issue the waiver described in clause (ii) of the preceding sentence as soon as practicable.


SECTION 5.       REGISTRATION PROCEDURES


         (a)     SHELF REGISTRATION STATEMENT.

                 In connection with the Shelf Registration Statement the Company shall comply with all the provisions of Section 5(b) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 3(b) hereof), consistent with this Agreement, and pursuant thereto the Company will prepare and file with the Commission a Shelf Registration Statement relating to the registration on Form S-3 (or other form if the Company is not entitled to use a Form S-3 registration filing) under the Act, within the specified time periods applicable to such Shelf Registration Statements and otherwise in accordance with the provisions hereof.


         (b)     GENERAL PROVISIONS.

                 In connection with any Shelf Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company shall:

                          (i)     use its best efforts to keep such
                 Registration Statement continuously effective, provided that upon the occurrence of any event or set of circumstances that would cause any such Registration Statement or the Prospectus contained therein to contain a material misstatement or omission the Company may suspend the use of a Shelf Registration Statement until such time as the Company shall have filed an appropriate amendment to such Registration Statement (or documents incorporated therein), correcting any such misstatement or omission, and in such event the period of time during which such Shelf Registration Statement, as so amended or supplemented, shall remain effective, shall be interrupted for a period of time equal to the period of suspension of the Shelf Registration Statement, all as provided in Section 5(c) below. The Company shall use its best efforts, subject to its good faith determination of the best interests of the Company, shall use its best efforts subject to the good faith determination of the best interest of the Company. The Company shall use its best efforts, subject to the good faith determination of the best interests of the Company that to disclose such event or set of circumstances is not in the best interests of the Company (provided that such determination shall not be made solely or primarily to avoid its obligations under this Agreement) to promptly amend or supplement such Shelf Registration Statement as required to correct such misstatement or omission.

                          (ii) subject to the foregoing, prepare and file with the Commission such amendments and post-effective amendments to any Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424 and 430A, as applicable, under the Act in a timely manner, and to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the related Prospectus;

                          (iii) advise the underwriter(s), if any, and selling Holders or their counsel ("Holders' Counsel") promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities or for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event promptly upon becoming aware of or receiving notice with respect thereto that causes the Company to suspend the use of a Shelf Registration Statement as provided in Section 5(b)(i) above. If at any time the Commission shall issue any stop order suspending the effectiveness of any Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                          (iv)    furnish to each Holder named in any
                 Registration Statement or Prospectus and Holders' Counsel, and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least three Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) if the Holders of the Transfer Restricted Securities covered by such Registration Statement, or the underwriter(s) in connection with such sale, if any, object, in a written notice delivered to the Company within three Business Days after the receipt of such Registration Statement or Prospectus, to the disclosures contained in such Registration Statement or Prospectus concerning the Holders or the expected plan of distribution or any information provided by Holder pursuant to Section 3(b) hereof. The objection of the selling Holders, or underwriter, if any, shall be deemed to be reasonable if such portion of the Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

                          (v) if requested by such person, promptly following the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders' Counsel, and to the underwriter(s) in connection with such sale, if any, and make the Company's representatives reasonably available for the discussion of such document and other customary due diligence matters.

                          (vi) make available (on a confidential basis except as necessary to ensure the accuracy of any Registration Statement or Prospectus to be utilized in connection with such underwriting) at reasonable times for inspection by the selling Holders, and as applicable, by any underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by the selling Holders or any of such underwriter(s), all pertinent financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by the selling Holders, or any such underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                          (vii) if requested by the selling Holders or the underwriter(s), in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as the selling Holders and underwriter(s), if any, may reasonably request to have included without limitation, information concerning the selling Holder and the "Plan of Distribution" of the Transfer Restricted Securities; and any information provided by Holder pursuant to Section 3(b) hereof; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                          (viii) furnish to each selling Holder, and each of the underwriter(s) in connection with such sale, if any, without charge, at least one conformed copy of the Registration statement as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                          (ix) deliver to each selling Holder, and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request;

                          (x) if the proposed Plan of Distribution is an underwriting, enter into an underwriting agreement as is customary in an underwritten offering, with such underwriters which are designated by the selling Holders (which designation shall be approved by the Company with such approval not to be unreasonably withheld in the case of any underwriter that is a nationally recognized "major" or "bulge bracket" firm), and in such connection, if an underwriting agreement is entered into and if the registration is an underwritten registration, the Company shall:

                                  (A) furnish to each underwriter, if any, upon the effectiveness of a negotiation statement and completion of an underwritten offering thereunder:

                                        (1)     opinions, dated the date of its
                                  effectiveness with respect to any Shelf
                                  Registration Statement, as the case may be, and the date of the completion thereof with respect to an underwritten offering, of counsel for the Company, covering such matters as the underwriter(s) addressed to each selling Holder may reasonably request and as is customary and consistent with an underwritten offering, and a letter of counsel containing a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company, at which conferences the contents of such Shelf Registration Statement and related matters were discussed; and although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of such statements, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time the Registration Statement or any post-effective amendment thereto became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in the Registration Statement, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state further that such counsel is not expressing any views with regard to, assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, including the notes thereto and supporting schedules, and other financial, operating and accounting data, included in or omitted from, the Registration Statement or the related Prospectus; and

                                        (2)     to the extent permitted by
                                  standards governing the accounting
                                  profession, customary comfort or "agreed procedures" letters, dated as of the date of its effectiveness with respect to the Shelf Registration Statement and the date of the completion thereof with respect to an underwritten offering, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with secondary underwritten offerings;

                                  (B) set forth in full or incorporated by reference in the underwriting agreement, in connection with any sale or resale pursuant to any Shelf Registration Statement, the indemnification provisions and procedures of
                 Section 7 hereof with respect to all Persons to be indemnified pursuant to such Sections; and

                                  (C)      deliver such other documents and
                 certificates as may be reasonably requested by the selling Holders or the underwriter(s), to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (x).

                 The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder;

                          (xi) prior to any resale of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or blue sky laws of such jurisdictions and the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by any Registration Statement; provided, however, that the Company shall not be required to (A) register or qualify as a foreign corporation where it is not now so qualified, or (B) take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to any Registration Statement, in any jurisdiction where it is not now so subject;

                          (xii) in connection with any sale of Transfer Restricted Securities that will result in such Securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends under applicable securities laws and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

                          (xiii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities; and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

                          (xiv) use its best efforts to cause all Securities covered by a Registration Statement to be (A) listed on the NYSE and each other securities exchange, if any, on which similar securities issued by the Company are then listed, or
                 (B) authorized to be quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ if similar securities of the Company are so authorized; provided, however, that the term "best efforts" shall not include any obligation of the Company to satisfy minimum Holder, Value or other matters related to the Securities that are unrelated to the procedural listing requirements of NYSE and NASDAQ.

                          (xv) cooperate and assist in filings required to be made with the NASD or the NYSE and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD or the NYSE, and use its best efforts to cause Registration Statement to become effective and approved (along with the transfer of the Securities contemplated thereunder) by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                          (xvi) use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable but in any event not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year), a consolidated earnings statement satisfying the provisions of Section 11(a) of the Act and meeting the requirements of Rule 158 covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph
                 (c) of Rule 158 under the Act);

                          (xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first applicable Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Convertible Subordinated Debentures to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable the Indenture to be so qualified in a timely manner; and

                          (xviii) provide promptly to each Holder upon request
                 each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.


         (c)     RESTRICTIONS ON HOLDERS.

                 Each Holder by acquisition of a Transfer Restricted Security agrees that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 5(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(b)(ii) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus; provided, however, that (i) such period shall not exceed 60 Business Days,
(ii) at least 30 Business Days occur between such periods, and (iii) that the total number of Business Days covered by all such periods hereunder shall not exceed 180. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) or destroy all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(b)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(b)(ii) hereof.



SECTION 6.       REGISTRATION EXPENSES

                 All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD or the NYSE and reasonable counsel fees in connection therewith; (ii) all fees and expenses of compliance with federal securities and state blue sky or securities laws; (iii) all expenses of printing (including printing certificates for the Securities and printing of Prospectuses); (iv) all reasonable fees and disbursements of counsel for the Company and one counsel for the Holders of Transfer Restricted Securities (to be selected by Holders of a majority in aggregate Value of the Transfer Restricted Securities and which fees and expenses shall be paid promptly and shall not exceed $20,000; and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

                 The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company. The Holders of Transfer Restricted Securities shall bear the expense of any broker's commission or underwriter's discount or commission, and all other expenses which they are expressly required to pay under applicable law, and of any counsel in addition to the single counsel selected by the Holders of a majority in aggregate Value of the Transfer Restricted Securities.


SECTION 7.       INDEMNIFICATION

                 (a) The Company agrees to indemnify and hold harmless each Holder, each director, officer, employee, and agent of each Holder and each person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act (any person referred to above being sometimes hereinafter referred to as an "Indemnified Holder"), from and against any and all losses, liabilities, claims, damages and expenses whatsoever (and actions in respect thereof) (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or claim whatsoever, and any and all amounts paid in settlement of any claim asserted or in any action, proceeding or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon a breach of any representation, warranty or covenant made by the Company in this Agreement or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Holder for any legal or other expenses reasonably incurred by the Indemnified Holder in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Indemnified Holder expressly for use therein; and provided, further, that the Company shall not be liable to any Indemnified Holder under the indemnity agreement in this Section 7(a) with respect to any Registration Statement, preliminary Prospectus or Prospectus, or any supplement thereto or amendment thereof, to the extent that any such loss, claim, judgment, liability or expense results solely from an untrue statement of material fact contained in, or the omission of any material fact from, such Registration Statement, preliminary Prospectus or Prospectus, or any supplement thereto or amendment thereof, which untrue statement or omission was corrected in the Prospectus or any supplement thereto or amendment thereof, if the Company shall sustain the burden of proving that the Indemnified Holder sold Transfer Restricted Securities to the Person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus, as amended, to correct any misstatement or omission, if the Company had previously furnished copies thereof to the Indemnified Holder.
This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement. Unless otherwise directed in writing by a Holder, the Company acknowledges that the information provided pursuant to Section 3(b) of this Agreement which is included in any Registration Statement, preliminary Prospectus or Prospectus, or any supplement thereto or amendment thereof, constitutes the only information relating to a Holder that will be furnished in writing to the Company by the Holder expressly for inclusion in a Registration Statement, preliminary Prospectus or Prospectus, or any supplement thereto or amendment thereof.

                 (b) Each Holder, severally and not jointly, by acquisition of a Transfer Restricted Security agrees to indemnify and hold harmless the Company and any underwriter and each person, if any, who controls the Company and any underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, and each other Holder against any losses, liabilities, claims, damages and expenses whatsoever (and actions in respect thereof) (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim asserted or in any action, proceeding or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any related preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Holder (or its related Indemnified Holder) expressly for use therein; provided, however, that in no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Securities. This indemnity will be in addition to any liability which such Holder may otherwise have, including under this Agreement.

                 (c) Promptly after receipt by an indemnified party under paragraph (a) or (b) of this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is made against the indemnifying party under such paragraph, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7, except to the extent that it has been prejudiced in any material respect by such failure, or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for Indemnified Holders. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

                 (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 7 is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and each Holder shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than any Indemnified Holders, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and any Holder may be subject, in such proportion as is appropriate to reflect the relative fault of the Company and each Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and of each Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or each Holder or its related Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (1) no Holder or its related Indemnified Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount received by such Holder with respect to the sale of its Securities exceeds the sum of (A) the proceeds received by such Holder from the sale of such Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (2) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses (1) and
(2) of this Section 7(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.



SECTION 8.       RULES 144 AND 144A

                 The Company shall use its best efforts to file the reports required to be filed by it under the Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of Securities pursuant to Rules 144 and 144A. The Company shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 144A under the Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. The Company will provide a copy of this Agreement to prospective purchasers of Transfer Restricted Securities identified to the Company by a Holder upon request. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with the foregoing requirements.

SECTION 9.       UNDERWRITTEN REGISTRATIONS

                 No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, custody agreements, lock-up letters of a reasonable duration acceptable to the underwriter and other documents required under the terms of such underwriting arrangements.

SECTION 10.      SELECTION

                 In any underwritten offering, the investment banker or investment bankers and manager or managers to underwrite or administer the offering will be selected by the Holders of a majority in aggregate Value of the Transfer Restricted Securities to be sold in such underwritten offering, subject to the consent of the Company as provided in Section 5(b)(x) above. Such investment bankers and managers are referred to herein as "underwriters" and such an offering is referred to herein as "underwritten."



SECTION 11.      REPRESENTATIONS AND WARRANTIES

                 The Company represents and warrants to, and agrees with, the Holders from time to time of Transfer Restricted Securities that:

                 The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject nor create or give rise to a right in any other party to or beneficiary of any such indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to take security in assets of the Company or any of its subsidiaries, nor will such action result in any violation of the provisions of the certificate of incorporation, as amended, or the by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the offering and distribution of Transfer Restricted

Securities, qualification of the Indenture under the TIA and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offering and distribution of Transfer Restricted Securities.



SECTION 12.      MISCELLANEOUS


         (a)     NO WAIVERS: REMEDIES

                 (i) Except as expressly provided herein, no failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

                 (ii) Each Holder, in addition to being entitled to exercise all rights provided herein, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense of any action for specific performance that a remedy at law would be adequate.


         (b)     NO INCONSISTENT AGREEMENTS.

                 The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except pursuant to agreements listed on Schedule A hereto (which equity "piggy back" rights will be satisfied by an omnibus Registration Statement), the Company has not previously entered into and will not enter into any agreement granting to any Person any "piggy back" Registration rights with respect to a Registration Statement. The rights granted to the Holders hereunder do not in any material respect conflict with and are not to any material respect inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.


         (c)     AMENDMENTS AND WAIVERS

                 The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departs from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the outstanding Value of Transfer Restricted Securities.

         (d)     NOTICES:

                 All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (certified, return receipt requested), telex, telecopier or air courier guaranteeing overnight delivery:

                 (i) if to a Holder, at the address set forth on the records of the Company; and

                 (ii)     if to the Company:

                          Wabash National Corporation
                          1000 Sagamore Parkway South
                          Lafayette, Indiana 47905

                          Attn:  Vice President and Chief Financial Officer

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                 Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.


         (e)     SUCCESSORS AND ASSIGNS

                 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders (including pledgees).


         (f)     COUNTERPARTS.

                 This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g)     HEADINGS.

                 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


         (h)     GOVERNING LAW.

                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. All rights and obligations of the Company and any Holder shall be in addition to and not in limitation of those provided by applicable law.


         (i)     SEVERABILITY.

                 In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.


         (j)     SURVIVAL.

                 All representations, warranties, agreements and covenants of the Company contained herein or in certificates delivered pursuant hereto, and the agreement of the Holders contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Holder or any controlling persons, or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of the Securities.

                 IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                        Company:

                                        WABASH NATIONAL CORPORATION


                                        By:
                                           --------------------------------
                                           Name:
                                           Title:




                                        Holder:

                                        FRUEHAUF TRAILER CORPORATION


                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE A



                                      None